UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2012

AG Mortgage Investment Trust, Inc.

Maryland	001-35151	27-5254382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Park Avenue, 26th floor

New York, New York 10167

(212) 692-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Explanatory Note

On May 23, 2012, AG Mortgage Investment Trust, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to, among other things, report the results of the voting at the annual meeting of stockholders held May 18, 2012 (the “2012 Annual Meeting”) on a non-binding advisory vote on the frequency of future non-binding advisory votes on executive compensation. The Company’s Board of Directors has since evaluated the results of that non-binding advisory vote and made a determination as to whether the Company will submit future non-binding votes on executive compensation to the stockholders for consideration every one, two or three years. This Current Report on Form 8-K/A is being filed as an amendment to the Original 8-K for the sole purpose of providing information regarding the Board of Directors’ determination. No other changes are being made to the Original 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously reported in the Original 8-K, a non-binding advisory vote was held at the 2012 Annual Meeting regarding the frequency of future non-binding advisory votes to approve the compensation of named executive officers. A majority of the shares voted for the Company to hold non-binding advisory votes every year. The Board of Directors has evaluated the voting results of the 2012 Annual Meeting and other factors. In light of the voting results and after further discussion by the Board of Directors, the Board has determined that the Company will hold non-binding advisory votes to approve the compensation of named executive officers every year until the next required non-binding advisory vote on the frequency of future non-binding advisory votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2012	AG MORTGAGE INVESTMENT TRUST, INC.

	By:	/S/ ALLAN KRINSMAN
Name: Allan Krinsman
Title: General Counsel and Assistant Secretary